                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      TELETECH HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            TELETECH HOLDINGS, INC.
                        1700 LINCOLN STREET, SUITE 1400
                             DENVER, COLORADO 80203

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of stockholders of TeleTech Holdings, Inc., a Delaware corporation, will be held at Wells Fargo Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203 on Thursday,
May 24, 2001, at 10:00 a.m., local time, for the following purposes:

    1. to elect six directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified (see page 5);

    2. to ratify the appointment of Arthur Andersen LLP as our independent auditor for 2001 (see page 17); and

    3. to transact such other business as may properly come before the Annual Meeting.

    The record date for the Annual Meeting is April 10, 2001. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          James B. Kaufman
                                          SECRETARY, EXECUTIVE VICE PRESIDENT
                                          AND GENERAL COUNSEL

Denver, Colorado
April 23, 2001

                            YOUR VOTE IS IMPORTANT.
        PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

                                     [LOGO]

                            TELETECH HOLDINGS, INC.
             1700 LINCOLN STREET, SUITE 1400 DENVER, COLORADO 80203

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

                             ---------------------

    The Board of Directors of TeleTech Holdings, Inc., a Delaware corporation ("TeleTech," the "Company," "we," "us," or "our,") is soliciting proxies to be used at our Annual Meeting of stockholders to be held at 10:00 a.m. on May 24, 2001, at Wells Fargo Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 23, 2001.

WHO CAN VOTE

    Stockholders of record at the close of business on April 10, 2001 may vote at the Annual Meeting. On April 10, 2001, we had approximately 74,940,751 issued and outstanding shares of common stock, which were held by approximately 7,062 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use. YOU ARE URGED TO VOTE BY PROXY REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING.

HOW YOU CAN VOTE

    You can vote your shares if you are represented by proxy or present in person at the Annual Meeting. If you hold your shares through your broker in "street name," you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares "FOR" the election of all nominees for director according to Company Proposal 1 and "FOR" Company Proposal 2.

REVOCATION OF PROXIES

    You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following three methods:

    - by voting in person at the Annual Meeting;

    - by delivering to the Company's Secretary a written notice of revocation dated after the proxy; or

    - by delivering another proxy dated after the previous proxy.

REQUIRED VOTES

    Each share of common stock has one vote on all matters properly brought before the Annual Meeting. In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other Company proposal.

    Kenneth D. Tuchman, the beneficial owner of approximately 48.8% of the issued and outstanding shares of common stock, has indicated that he intends to vote for all persons nominated by the Board of Directors for election to the Company's Board of Directors and for each Company proposal that is submitted by the Board of Directors for a vote of the stockholders.

VOTING PROCEDURES

    Votes cast by proxy at the Annual Meeting will be tabulated by an automatic system administered by the Company's transfer agent. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and except with respect to the election of directors, will have the same effect as negative votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of TeleTech common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

COSTS OF PROXY SOLICITATION

    The Company will bear the costs of soliciting proxies from its shareholders. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

ADMISSION TO THE ANNUAL MEETING

    If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a shareholder of record and arrive at the Annual Meeting without an admission ticket, you will only be admitted once we verify your share ownership at the shareholders' admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

SHAREHOLDER LIST

    A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the meeting, at the Annual Meeting and at the Company's principal offices located at 1700 Lincoln, Suite 1400, Denver, Colorado 80203 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of March 31, 2001, information with respect to each person who was known by TeleTech (based upon a review of schedules and reports filed with the Securities and Exchange Commission ("SEC")) to be the beneficial owner of more than 5% of TeleTech's common stock.

                                                               NUMBER OF SHARES      APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
Kenneth D. Tuchman .........................................      36,519,079(1)          48.8%
  1700 Lincoln Street, Suite 1400
  Denver, Colorado 80203

Massachusetts Financial Services Company ...................       3,404,143(2)           5.1%
  500 Boylston St., Suite 1500
  Boston, MA 02116

------------------------

(1) Includes (i) 306,895 shares of common stock held by the Tuchman Family LLLP, of which Mr. Tuchman is the managing general partner; (ii) 100,000 shares owned by the Kenra Family LLP, a Colorado limited liability partnership in which Mr. Tuchman and his spouse own direct or indirect controlling partnership interests; (iii) 300,000 shares owned by the Tuchman Family Foundation, which was established for the benefit of entities that have been granted exempt status under Section 501(c)(3) of the Internal Revenue Code;
    (iv) 10,000 shares owned by Mr. Tuchman's spouse; (v) 20,000,000 shares owned by the KDT Family LLLP, which Mr. Tuchman controls indirectly;
    (vi) 25,272 shares owned by a trust for the benefit of Mr. Tuchman's nephews and nieces, of which Mr. Tuchman's spouse is the trustee and (vii) 8,091 shares owned by the Tuchman Family Irrevocable Trust of which independent third parties are the trustees. Mr. Tuchman disclaims beneficial ownership of the shares held by the Tuchman Family Foundation and the trust for the benefit of Mr. Tuchman's nieces and nephews.

(2) As reported on Schedule 13G filed by Massachusetts Financial Services Company on February 12, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning shares of common stock beneficially owned by each director and named executive officer of TeleTech as of March 31, 2001 and by all directors and executive officers as a group.

                                                                       SHARES SUBJECT TO
                                             TOTAL NUMBER OF SHARES       OPTIONS ***         APPROXIMATE
NAME                                         BENEFICIALLY OWNED **    (INCLUDED IN TOTAL)   PERCENT OF CLASS
----                                         ----------------------   -------------------   ----------------
Kenneth D. Tuchman.........................        36,519,079(1)                  --              48.8%

Scott D. Thompson..........................           510,575                500,000                 *

James E. Barlett...........................            31,000                 31,000                 *

Rod Dammeyer...............................            86,000                 81,000                 *

George H. Heilmeier........................            91,000(2)              88,000                 *

Morton H. Meyerson.........................           819,830                347,355               1.1%

Alan Silverman.............................           375,830(3)             173,000                 *

Richard S. Erickson........................           126,232                126,232                 *

Michael E. Foss............................            57,000                 50,000                 *

Larry Kessler..............................            62,500                 62,500                 *

Joseph D. Livingston.......................           872,700                872,700               1.2%

All directors and executive officers as a
  group (11 persons).......................        39,563,087              2,331,787              52.8%

------------------------

  * Less than 1%.

 ** Includes shares subject to acquisition through exercise of stock options within 60 days.

*** Shares subject to acquisition through exercise of stock options within 60 days.

(1) Includes 435,272 shares subject to shared voting and investment power.

(2) Includes 3,000 shares subject to shared voting and investment power.

(3) Includes 11,300 shares subject to shared voting and investment power.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    At the Annual Meeting, six persons will be elected to the Board of Directors of the Company to hold office until the next Annual Meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all such nominees. Each of the nominees is currently serving as a director of the Company and has consented to being named in this Proxy Statement as a nominee and to continue to serve as a director if elected. Information concerning the six nominees proposed for election to the Board of Directors is set forth below.

    In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board of Directors may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

INFORMATION CONCERNING THE NOMINEES FOR ELECTION AS DIRECTORS

    KENNETH D. TUCHMAN, 41, founded TeleTech and has served as the Chairman of the Board of Directors since its formation. Mr. Tuchman was also recently appointed interim Chief Executive Officer, following the resignation of former Chief Executive Officer, Scott Thompson. Mr. Tuchman had previously held the position of President and Chief Executive Officer from the Company's inception until the appointment of Scott Thompson as Chief Executive Officer and President in October of 1999. Mr. Tuchman also serves as a director of the Boy Scouts of America and Ocean Journey, and he is a commissioner on the Governor's Commission on Science and Technology.

    JAMES E. BARLETT, 57, was elected to the Company's Board of Directors in February of 2000. Mr. Barlett has served as the President and Chief Executive Officer of Galileo International, Inc. since 1994 and was elected its Chairman in 1997. Prior to joining Galileo, Mr. Barlett served as Executive Vice President of Worldwide Operations and Systems for MasterCard International Corporation, where he was also a member of the MasterCard International Operations Committee. Previously, Mr. Barlett was Executive Vice President of operations for NBD Bancorp, Vice Chairman of Cirrus, Inc., and a partner with Touche Ross and Co., currently known as Deloitte and Touche. Mr. Barlett also serves on the board of Korn/Ferry International.

    ROD DAMMEYER, 60, was elected to the Board of Directors of TeleTech in September 1996. Mr. Dammeyer is the President of CAC, LLC, a capital investment and management advisory services company. Mr. Dammeyer recently retired from his positions as managing partner of Equity Group Investments, LLC, and Vice Chairman and board member of Anixter International Inc. Mr. Dammeyer is a director of Antec Corporation, GATX Corporation and Stericycle, Inc.
Mr. Dammeyer is also a trustee of Van Kampen Investments, Inc. closed-end funds.

    GEORGE H. HEILMEIER, 64, was elected to the Board of Directors of TeleTech in November 1998. Dr. Heilmeier is Chairman emeritus of Telcordia Technologies, formerly Bell Communications Research, Inc., a provider of communications software and engineering, consulting and training services ("Bellcore"), and he served as Bellcore's President and Chief Executive Officer from 1991 to 1997 and Chairman and Chief Executive Officer from 1997 until his retirement. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board and the National Academy of Engineering. Dr. Heilmeier also serves as a director of Compaq Computer Corporation, Automatic Data Processing Inc., and TRW, Inc. He also is a trustee of the Mitre Corporation.

    MORTON H. MEYERSON, 62, has served as a director of TeleTech since
March 1998. Mr. Meyerson served, from 1992 to 1997, as Chairman and Chief Executive Officer of Perot Systems Corporation, a computer and information services provider. From 1979 to 1986, he served as President and from May to December 1986, as Vice Chairman of the Board of Electronic Data Systems, a computer and information services provider. Mr. Meyerson is also the founder, Chairman and Chief Executive Officer of 2M Companies, Inc., a private investment firm. Mr. Meyerson is a director of Crescent Real Estate
Equities, Inc., a real estate investment trust; Energy Services Company International, Inc., an offshore drilling company; and Chairman of the advisory committee of Lante Corp., an Internet services company.

    ALAN SILVERMAN, 57, has served as a director of TeleTech since
January 1995. Mr. Silverman is a partner in Essaness Partners, a family investment firm. Mr. Silverman is also a director of Bodega Latina Corporation, BridgePath Inc., I-Behavior, Keystone Biomedical, Inc., Legal Research Network and Video 44.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

    Directors are elected at each Annual Meeting of the Company's stockholders to serve for one-year terms. During 2000, the Board of Directors held seven meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of all meetings of the Board of Directors called during the time he served as a director and at least 75% of all meetings of each committee of the Board of Directors on which he served.

    The Board of Directors has standing Audit, Compensation and Nominating committees, which assist the Board in the discharge of its responsibilities. Members of each committee are elected by the Board at its first meeting following the Annual Meeting of stockholders and serve for one-year terms.

    The Audit Committee reports to the Board regarding the appointment of the independent public accountants of TeleTech, the scope and fees of the prospective annual audit and the results thereof, compliance with TeleTech's accounting and financial policies and management's procedures and policies relative to the adequacy of TeleTech's internal accounting controls. The current members of the Audit Committee are Rod Dammeyer, James Barlett and Alan Silverman, each of whom is independent, as defined in Rule 4200(a)(5) of the National Association of Securities Dealers' listing standards. During 2000, the Audit Committee held four meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. The Audit Committee has a written charter, which is attached as Exhibit A to this Proxy Statement. A report from the Audit Committee appears on page 15 of this Proxy Statement.

    The Compensation Committee reviews performance goals and determines or approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement); reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto); and administers the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan, the TeleTech Holdings, Inc. 1995 Stock Plan, the TeleTech Holdings, Inc. Employee Stock Purchase Plan and such other employee benefit plans as may be adopted by TeleTech from time to time. See "Report of the Compensation Committee on Executive Compensation." The Compensation Committee also evaluates the compensation of Board Members. The current members of the Compensation Committee are Rod Dammeyer and James Barlett, each of whom is a non-employee director of the Company. During 2000, the Compensation Committee held four meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. A report from the Compensation Committee appears on page 13 of this Proxy Statement.

    The Nominating Committee nominates and evaluates the performance of Board members. The Nominating Committee will consider candidates for the Board recommended by shareholders if the names and qualifications of such candidates are submitted in writing to the Secretary of TeleTech, 1700 Lincoln

Street, Suite 1400, Denver, Colorado 80202. The current members of the Nominating Committee are George Heilmeier and Morton H. Meyerson. During 2000, the Nominating Committee held one meeting and took all other actions pursuant to unanimous written consents in lieu of meetings.

COMPENSATION OF DIRECTORS

    Except for the Chairman of the Board, Kenneth Tuchman, who received an annual fee of $250,000 for his services as Chairman during 2000, TeleTech's directors do not receive a fee for their services as such; however, all directors are reimbursed for travel expenses incurred in attending Board and committee meetings. In addition, each director who is neither an employee of the Company nor the beneficial owner of 5% or more of the Company's outstanding common stock receives an annual grant of options to purchase 15,000 shares of common stock and each committee member receives an annual grant of options to purchase 8,000 shares of common stock for each committee on which such member has been appointed to serve.

    The Company entered into an employment agreement in February 1998 with Morton H. Meyerson, a director of the Company, pursuant to which Mr. Meyerson agreed to render certain advisory and consulting services to the Company. As compensation for such services, the Company granted to Mr. Meyerson an option to purchase up to 200,000 shares of common stock with an exercise price of $9.50 per share, the closing sales price of the common stock as reported by the Nasdaq Stock Market on the date of the employment agreement. The option vests over five years and is subject to accelerated vesting if and to the extent that the closing sales price of the common stock during any 15 consecutive trading days equals or exceeds certain target levels. Under the terms of the option, the exercise price is required to be paid by delivery of shares of common stock of the Company that have a fair market value equal to the exercise price. Accordingly, Mr. Meyerson will receive no more than 200,000 shares of common stock pursuant to the option, net of shares received by the Company for exercise consideration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding common stock (collectively, "insiders") to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide the Company with copies of all Section 16(a) reports that the insiders file with the SEC. Based solely upon the Company's review of copies of Section 16(a) reports received by it, and written representations that no such reports were required to be filed with the SEC, the Company believes that all of its insiders complied with all Section 16(a) filing requirements applicable to them during 2000, except that Rod Dammeyer reported a March transaction which should have been reported on Form 4, late on Form 5.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation earned by Scott Thompson, the Company's chief executive officer during 2000, and the next four most highly compensated executive officers who were serving as executive officers at the end of 2000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                   ANNUAL COMPENSATION                        ------------
                              ------------------------------                   SECURITIES     ALL OTHER
                                YEAR      SALARY     BONUS     OTHER ANNUAL    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     ($)        ($)        ($)      COMPENSATION   OPTIONS (#)       ($)(1)
---------------------------   --------   --------   --------   ------------   ------------   ------------
Scott D. Thompson ..........    2000      425,000         --      837,790(2)      200,000            --
  Chief Executive Officer       1999       73,558         --      255,182(2)    1,000,000            --
  and President until
  March 2001

Joseph D. Livingston .......    2000      546,215    200,000(3)     23,077(6)          --            --
  Executive Vice President      1999      428,415    209,748(4)     57,308(6)     230,000        37,171
  until March 2001              1998      370,877    270,534(5)     18,000             --        35,406

Michael E. Foss ............    2000      250,000    112,000      100,058(7)       50,000            --
  President--TeleTech           1999       14,423         --           --         250,000            --
  Companies Group

Larry Kessler ..............    2000      213,462    100,000      209,885(7)      250,000            --
  Chief Operating Officer
  until March 2001

Richard S. Erickson ........    2000      235,000     70,000           --          50,000            --
  President and General         1999      200,178     50,000           --         132,464            --
  Manager--North America        1998      169,000     75,000           --         100,000            --

------------------------

(1) Represents the full dollar value of premiums paid by the Company with respect to life insurance for the benefit of Mr. Livingston and his beneficiaries.

(2) Includes relocation costs paid in 1999 or reimbursed by TeleTech, a country club membership and debt forgiveness in connection with a $900,000 promissory note (See Certain Relationships and Related Party Transactions).

(3) The net amount of Mr. Livingston's bonus was applied against his debt obligation to TeleTech (See Certain Relationships and Related Party Transactions).

(4) Includes $180,000 annual performance bonus and $29,748 of commissions.

(5) Includes a $150,000 annual performance bonus and $90,534 of commissions.

(6) Includes amounts paid as a car allowance and other perquisites paid by the Company to or on behalf of Mr. Livingston, as well as compensation for unused vacation for 1999 and 2000.

(7) Consists of relocation costs paid or reimbursed by TeleTech.

                             OPTION GRANTS IN 2000

    The following table sets forth information with respect to options to purchase shares of the Company's common stock that were granted in fiscal 2000 to the named executive officers.

                                                 INDIVIDUAL GRANTS
                            ------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                                     AT ASSUMED ANNUAL RATES
                              SECURITIES        % OF TOTAL                                 OF STOCK PRICE APPRECIATION
                              UNDERLYING      OPTIONS GRANTED   EXERCISE OR                     FOR OPTION TERM(2)
                            OPTIONS GRANTED   TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------
NAME                            (#)(1)          FISCAL YEAR       ($/SH)         DATE         5%($)          10%($)
----                        ---------------   ---------------   -----------   ----------   ------------   -------------
Scott D. Thompson.........      200,000             4.5%         $21.5625       12/7/10     $2,712,108     $ 6,873,014

Joseph D. Livingston......           --              --                --            --             --              --

Michael E. Foss...........       50,000             1.1%         $21.5625       12/6/10     $  678,027     $   718,254

Larry Kessler.............      250,000             5.6%         $30.8125       3/27/10     $4,844,454     $12,276,797

Richard S. Erickson.......       50,000             1.1%         $29.6250       8/16/10     $  931,550     $ 2,360,731

------------------------

(1) These stock options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant until the expiration date 10 years from the grant date.

(2) The potential realizable value is calculated assuming that the fair market value on the date of grant, which equals the exercise price, appreciates at the indicated annual rate (set by the SEC), compounded annually, for the 10-year term of the option.

      AGGREGATE OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to options exercised during 2000, and the aggregate number and value of shares underlying unexercised options held as of December 31, 2000, by each of the named executive officers.

                                                             NUMBER OF SHARES
                                                                UNDERLYING
                                                          UNEXERCISED OPTIONS AS
                                                           OF DECEMBER 31, 2000       VALUE OF UNEXERCISED
                                                                   (#)             IN-THE-MONEY OPTIONS AS OF
                                   SHARES                 ----------------------       DECEMBER 31, 2000
                                  ACQUIRED      VALUE                                        ($)(1)
                                 ON EXERCISE   REALIZED        EXERCISABLE/        --------------------------
NAME                                 (#)         ($)          UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                             -----------   --------   ----------------------   --------------------------
Scott D. Thompson..............        --           --    500,000       700,000    $ 2,625,000    $2,625,000

Joseph D. Livingston...........        --           --    885,200        37,500    $13,689,655    $  459,375

Michael E. Foss................        --           --     50,000       250,000    $   281,250    $1,125,000

Larry Kessler..................        --           --         --       250,000             --            --

Richard S. Erickson............        --           --     78,116       164,348    $   770,671    $1,047,013

------------------------

(1) The value of each option is based on $18.375, the last reported sales price of the common stock as reported on the Nasdaq Stock Market on December 29, 2000, less the exercise price payable for such shares.

EMPLOYMENT AGREEMENTS

    AGREEMENT WITH SCOTT D. THOMPSON. The Company entered into an employment agreement with Scott Thompson, the Company's former Chief Executive Officer and President, effective October 18, 1999. Pursuant to his employment agreement, Mr. Thompson was entitled to receive an annual base salary of $425,000 and a guaranteed bonus for 2000 of not less than $340,000 payable by March 31, 2001.

Mr. Thompson resigned in March of 2001. In connection with his resignation, Mr. Thompson entered into a Separation and Mutual General Release Agreement with the Company whereby Mr. Thompson will continue to receive his salary for a period of nine months and the Company will forgive certain debt obligations, subject to certain conditions. (See Certain Relationships and Related Party Transactions).

    AGREEMENT WITH JOSEPH D. LIVINGSTON. The Company entered into an employment agreement with Joseph Livingston whereby Mr. Livingston is entitled to receive an annual base salary of $380,000 and an annual bonus of $150,000. The agreement prohibits Mr. Livingston from disclosing any confidential information or trade secrets of TeleTech and, for one year after termination of his employment with TeleTech, from engaging in any business or becoming employed or otherwise rendering services to any company engaging in inbound or outbound customer management services or other businesses that are competitive with TeleTech.
Mr. Livingston also has certain debt obligations to the Company (see Certain Relationships and Related Party Transactions). The entire net amount of Mr. Livingston's bonus for 1999 was applied toward Mr. Livingston's debt obligation to TeleTech in 2000. Mr. Livingston's employment as an executive vice president with the Company ended in March 2001.

    AGREEMENT WITH MICHAEL FOSS. The Company entered into an employment agreement with Michael Foss whereby Mr. Foss is entitled to receive a base salary of $250,000 with an initial bonus of $75,000, a bonus for 2000 of not less than 70% of his base salary, and ongoing annual performance based bonuses.

    AGREEMENT WITH LARRY KESSLER. The Company entered into an employment letter with Larry Kessler whereby Mr. Kessler was entitled to receive a base salary of $300,000. Mr. Kessler resigned in March 2001. In connection with his resignation, Mr. Kessler entered into a Separation and Mutual General Release Agreement with the Company whereby Mr. Kessler will receive $300,000 over twelve months, subject to certain conditions (see Certain Relationships and Related Party Transactions).

    AGREEMENT WITH RICHARD S. ERICKSON. The Company entered into an employment letter with Richard Erickson in 1997 whereby Mr. Erickson is entitled to receive an annual base salary of $158,000, an initial bonus of $75,000 to offset lost revenue opportunity, a first year bonus of $50,000, and ongoing annual performance based bonuses. Mr. Erickson has received merit based pay increases, but he does not have a formal employee's agreement. Mr. Erickson also has certain debt obligations to the Company (See Certain Relationships and Related Party Transactions).

EXECUTIVE CHANGE OF CONTROL AND TERMINATION ARRANGEMENTS

    The Company's standard option agreement for employees who are employed at the director level or higher contains, with respect to options granted during the latter half of 1999 and for future option grants, a provision whereby the vesting of such options (which typically have a 4 year vesting period) would accelerate by a period of 2 years immediately upon the occurrence of a change of control. In addition, certain executives recently resigned from the Company and entered into Separation and Mutual General Release Agreements (see Certain Relationships and Related Party Transactions).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The Company has entered into agreements pursuant to which Avion, LLC and AirMax LLC provide certain aviation flight services to and as requested by the Company. Such services include the use of an aircraft and flight crew.
Kenneth D. Tuchman, chairman of the board and Chief Executive Officer of the Company, has a direct beneficial ownership interest equal to 100% in Avion, LLC. During 2000 the Company paid an aggregate of $677,000 to Avion, LLC for services provided to the Company. Mr. Tuchman directly or indirectly also purchases services from AirMax LLC and from time to time provides short-term loans to AirMax LLC. During 2000 the Company paid to AirMax LLC an aggregate of $460,000 for services provided to the Company.

    During the fourth quarter of 2000, the Company and its enhansiv subsidiary executed a transaction pursuant to which all the common stock of enhansiv was sold to a group of investors. One of the investors, Kenneth Tuchman, also serves as Chief Executive Officer of the Company and Chairman of the Board of Directors. Mr. Tuchman purchased approximately 43% of enhansiv's common stock for $3 million. The interests in enhansiv were sold to Mr. Tuchman on the same basis as other investors as negotiated by and based upon an arms-length transaction between the parties.

    The Company utilizes the services of EGI Risk Services, Inc. for reviewing, obtaining and/or renewing various insurance policies. EGI Risk Services, Inc. is a wholly owned subsidiary of Equity Group Investments, Inc. Rod Dammeyer, a director of the Company, was until recently the managing partner of Equity Group Investments, Inc., and Samuel Zell, a former director of the Company, was chairman of the board. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $1,127,000, $3,521,000 and $2,288,00, respectively, for such services. The Company also paid approximately $80,000 for products and services provided by Anixter International Inc. Mr. Dammeyer served on the Board of Anixter until February of 2001.

    On March 13, 2001, the Company and Mr. Thompson, the former Chief Executive Officer of the Company, entered into a Separation and Mutual General Release Agreement whereby (i) Mr. Thompson resigned, (ii) the Company agreed to continue paying Mr. Thompson's salary for nine months, (iii) Mr. Thompson agreed to pay the Company $18,000, and (iv) subject to Mr. Thompson's compliance with the terms of his non-disclosure and non-compete agreement, the Company agreed to cancel and forgive, effective September 12, 2002, Mr. Thompson's indebtedness to the Company related to (a) that certain promissory note dated January 15, 2001 in the original principal amount of $500,000, and (b) the tax liability, of approximately $300,000, paid by the Company as a result of the Company's forgiveness of amounts owed pursuant to that certain promissory note dated October 18, 1999 in the original principal amount of $900,000. The loans to Mr. Thompson were evidenced by a promissory note dated January 15, 2001 in the original principal sum of $500,000 together with interest on the unpaid balance accruing at a rate of 8% per annum and a promissory note dated October 18, 1999 in the original principal sum of $900,000 together with interest on the unpaid balance accruing at a rate of 6% per annum. Interest on the $900,000 loan was forgiven on a month to month basis. The loans evidenced by such promissory notes were for the personal use of the employee. The largest aggregate amount outstanding during the period since inception of the notes was $951,928.00.

    On March 12, 2001, the Company and Mr. Kessler, the former Chief Operating Officer of the Company, entered into a Separation and Mutual General Release Agreement whereby Mr. Kessler resigned and the Company agreed to pay Mr. Kessler $300,000 over twelve months.

    On November 28, 2000, Mr. Erickson, the President and General Manager, North America, executed a promissory note for the benefit of TeleTech in the original principal sum of $150,000 together with interest on the unpaid balance at a rate of 6% per annum. The loan evidenced by the promissory note is secured by proceeds from sales by Mr. Erickson of shares of common stock issued to him upon his exercise of TeleTech stock options. On March 28, 2001, Mr. Erickson executed a promissory note for the benefit of TeleTech in the original principal amount of $850,000 together with interest on the unpaid balance at a rate of 8% per annum. The loan evidenced by the promissory note is secured by a first priority lien and security interest in all bonus payments payable to Mr. Erickson, all proceeds from the exercise of stock options granted to Mr. Erickson, and any severance compensation payable to Mr. Erickson. The loans evidenced by such promissory notes were for the personal use of the employee. The largest aggregate amount outstanding during the period since inception of the loans is $850,559.00.

    On October 19, 1998, a wholly-owned subsidiary of the Company made a $400,000 interest-free loan to Joseph D. Livingston, an Executive Vice President of the Company. The loan is secured by all amounts due and payable by the Company at any time to Mr. Livingston, and the proceeds from sales by Mr. Livingston, if any, of shares of common stock issued to him upon his exercise of TeleTech stock options. The Company applied the net amount of Mr. Livingston's 2000 and 1999 bonuses toward repayment of the loan.

    On March 16, 1999, Pamet River, Inc., a global marketing company, was merged into a wholly-owned subsidiary of TeleTech. Morton H. Meyerson, a director of TeleTech, had purchased shares of Series A Preferred Stock of Pamet River in April 1998 as a personal investment. As consideration for the merger and in his capacity as a stockholder of Pamet River, Mr. Meyerson received 94,350 shares of TeleTech common stock. For purposes of the merger, the TeleTech common stock was valued at $7 per share.

    During 2000, the following non-employee directors served on our compensation committee: James E. Barlett and Rod Dammeyer. There were no compensation committee interlocks during 2000.

    TeleTech believes that all transactions disclosed above have been, and TeleTech's Board of Directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to TeleTech than those that are obtainable in arm's length transactions with unaffiliated third parties.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING THE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approves and oversees the Company's compensation policy, approves salaries and annual bonuses for executive management of the Company, including the named executive officers, and administers the Company's stock option plans and stock purchase plan. In fulfilling its responsibilities, the Compensation Committee receives significant input from the Company's Chief Executive Officer and other members of senior management. The Compensation Committee is composed of non-employee directors.

COMPENSATION POLICY

    COMPONENTS OF COMPENSATION. The Company's compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievement, (ii) enabling individuals to share in the risks and rewards of the Company's overall performance and
(iii) paying compensation that is competitive with industry compensation levels. The key components of the Company's current compensation policy, which is designed to balance short-term and long-term considerations, are competitive salaries, annual cash performance bonuses and long-term equity incentives. With respect to 2000 compensation, the Compensation Committee did not use a specific formula to evaluate performance, determine the specific amount of compensation payable to any individual or allocate each individual's total compensation among salary, bonus and stock options; however, the Compensation Committee believes that the compensation paid by the Company to its executive management is commensurate with the services they rendered to the Company.

    ANNUAL OPTION GRANT PROGRAM. The Company has implemented an annual option grant program pursuant to which the Company grants stock options to certain members of management. Awards are granted on a discretionary basis based upon performance evaluations of eligible employees. Management believes that the annual option grant program is in the best interests of the Company because
(i) the equity-based awards, which will vest over a four-year period after grant, will provide the recipients with an incentive to remain in the Company's employ and (ii) broader stock ownership among middle and senior management level employees will more closely align their interests with the interests of the Company's stockholders.

2000 COMPENSATION

    ANNUAL SALARIES. The Chief Executive Officer of the Company, has authority to hire all members of executive management of the Company, subject to the Compensation Committee's approval of the compensation to be paid to such executives. Subject to the approval of the Compensation Committee, the CEO also determines the compensation payable to persons offered executive level employment with the Company and annual salary increases for members of the Company's executive management. The Board, at the recommendation of the Compensation Committee, determines annual adjustments to the CEO's salary and bonus compensation. In determining and approving the amount of annual salary and salary increases for executive management, the CEO and the Compensation Committee consider factors such as the executive's contribution to the Company's overall operating effectiveness, strategic success and profitability; the executive's role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the executive's leadership growth and management development over the past year. The salaries of the Company's named executive officers, which are listed in the Summary Compensation Table located elsewhere in this proxy statement, are governed primarily by written employment agreements with the Company.

    PERFORMANCE BONUSES. Cash performance bonuses for executives are determined and approved annually by the Compensation Committee based on a subjective evaluation of each executive's actual performance relative to predetermined performance goals, which are based upon factors over which each executive has significant control. The performance goals for executives who are responsible for a particular business unit or functional department, for example, generally are based upon gross revenue or net income targets for such strategic business, or unit functional department. Evaluation of individual performance may take into account the extent to which predetermined strategic goals and business plans are met and whether special projects and tasks undertaken by the executive during the preceding year have been successfully completed. In addition, the Compensation Committee generally considers the Company's overall financial performance, including the achievement of gross revenue and net income goals.

    LONG-TERM INCENTIVES. Stock-based compensation is also an important element of the Company's compensation policy. Stock options are generally offered to induce an executive to accept employment with the Company. The Compensation Committee believes that stock options, which vest over time and are subject to forfeiture, align the interests of executive management with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company ensure that such individuals will remain focused on building stockholder value. An executive officer level committee, consisting of the Company's Chief Executive Officer, the Company's Chief Financial Officer and the Company's General Counsel has the authority to administer the Company's stock option plans with respect to option grants of not more than 100,000 option to employees who are not executive officers. Any stock option grants in excess of 100,000 or to an executive officer must be approved by the Compensation Committee.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.  The compensation paid to Scott
D. Thompson, the Company's Chief Executive Officer and President during 2000, was governed by his employment agreement. Pursuant to his employment agreement, Mr. Thompson was entitled to receive an annual base salary of $425,000.
Mr. Thompson's employment agreement also provided for the grant of 1,000,000 stock options and a $900,000 loan, which was forgiven after Mr. Thompson had been employed as the Chief Executive Officer of the Company for one year from the date of his employment agreement (see Certain Relationships and Related Party Transactions). As indicated in "Certain Relationships and Related Party Transactions," Mr. Thompson recently resigned. The Company's Compensation Committee has considered and approved an annual base salary of $250,000 for the Company's interim CEO, Kenneth Tuchman.

    LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been disclosed to and approved by stockholders, by a majority of the vote in a separate shareholder vote before the payment of such compensation, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

                                               SUBMITTED BY THE COMPENSATION
                                               COMMITTEE OF THE BOARD OF DIRECTORS

Rod Dammeyer
James Barlett

                        REPORT FROM THE AUDIT COMMITTEE

    We perform the following functions:

    - provide an open avenue of communication among the Company's independent auditor, the Company's director of internal auditing and the board of directors.

    - oversee the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

    - confirm and assure the independence of the Company's independent auditors and the objectives of the Company's director of internal auditing.

    We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel, including the Company's director of internal auditing.

    We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

    The Directors who serve on the committee are all "Independent" for purposes of the National Association of Securities Dealers standards. That is, the Board of Directors has determined that none of us has a relationship to TeleTech that may interfere with our independence from TeleTech and its management.

    The Board has adopted a written charter setting out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statements as Exhibit A.

    Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

    The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

    This year, we reviewed the Company's financial statements and met with both management and Arthur Andersen, the Company's independent auditors, to discuss those financials statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

    We have received from and discussed with Arthur Andersen the written disclosure and the letter required by Independence Standards Board Standard
No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. We also discussed with Arthur Andersen any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    For the year ended December 31, 2000, we incurred fees for services from Arthur Andersen LLP as discussed below.

    - AUDIT FEES. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements and the review of the financial statements included in our Forms 10-Q for the year ended December 31, 2000 were approximately $457,313.

    - ALL OTHER FEES. The aggregate fees billed for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2000 were approximately $1,263,926.

    The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence and determined that it is compatible.

    Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000.

Rod Dammeyer (Chairman)
James Barlett
Alan Silverman

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's common stock since consummation of the Company's initial public offering in August 1996 with the cumulative total return of the Nasdaq Stock Market (U.S.) Index; the Russell 2000 Index; and a customized peer group (the "Peer Group"). The performance graph shows the return of $100 invested in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, and the Peer Group on August 1, 1996. The Peer Group is composed of APAC Customer Services Inc., Convergys Corporation, Sitel Corporation, Sykes Enterprises Inc., Telespectrum Worldwide Inc. and West Corporation. Stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG TELETECH HOLDINGS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TELETECH     NASDAQ STOCK
        HOLDINGS, INC.  MARKET (U.S.)  RUSSELL 2000  PEER GROUP
8/1/96         $100.00        $100.00       $100.00     $100.00
12/96          $179.31        $119.30       $115.66     $103.05
12/97           $78.45        $146.12       $141.53      $51.84
12/98           $70.69        $206.06       $137.92      $42.66
12/99          $232.43        $382.93       $167.24      $67.91
12/00          $154.31        $230.40       $146.19      $66.45

 * $100 invested on 8/1/96 in stock or on 7/31/96 in index--including reinvestment of dividends. Fiscal year ending December 31.

                                  PROPOSAL 2:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Company has engaged Arthur Andersen LLP to audit the Company's financial statements for fiscal 2001. Arthur Andersen LLP audited the Company's financial statements for fiscal 2000 and the decision to retain Arthur Andersen LLP has been approved by the Board of Directors. Although not required, the Board of Directors is submitting its selection of Arthur Andersen LLP as the Company's independent auditors to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote by the stockholders on such ratification, the Board of Directors will review its future selection of auditors. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                              GENERAL INFORMATION

NEXT ANNUAL MEETING OF STOCKHOLDERS

    Notice of any stockholder proposal that is intended to be included in the Company's proxy statement and form of proxy for its next Annual Meeting of stockholders must be received by the Secretary of the Company no later than December 21, 2001 [120 days before the mailing date of proxy]. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. In addition, the persons named in the proxy for the next Annual Meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting, not described in the proxy statement for such meeting, unless the Company received written notice, on or before 45 days before the mailing date of proxy, that such matters would be raised at the meeting. Any notices regarding stockholder proposals must be received by the Company at its principal executive offices at 1700 Lincoln Street, Suite 1400, Denver, Colorado, 80203, Attention: General Counsel.

ANNUAL REPORT ON FORM 10-K

    The Company's 2000 Annual Report on Form 10-K is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 may be obtained without charge upon request made to TeleTech Holdings, Inc., 1700 Lincoln Street, Suite 1400, Denver, Colorado, 80203, Attention: Investor Relations.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          James B. Kaufman
                                          SECRETARY, EXECUTIVE VICE PRESIDENT
                                          AND GENERAL COUNSEL

Denver, Colorado

                               ADMISSION TICKET

                        ANNUAL MEETING OF STOCKHOLDERS
                           TELETECH HOLDINGS, INC.

                           THURSDAY, MAY 24, 2001
                               10:00 A.M. MDT

                             WELLS FARGO CENTER
                      JOHN D. HERSHNER CONFERENCE ROOM
                             1700 LINCOLN STREET
                              DENVER, CO 80203
                               (303) 894-4000

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                Please Detach and Mail in the Envelope Provided

A  /X/ Please mark your
       votes as in this
       example using dark
       ink only.

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

                            FOR ALL NOMINEES
                         (except as indicated         WITHHOLD AUTHORITY
                                below)             to vote for all nominees
1. Election of Directors:        / /                         / /

(Instruction: To withhold authority to vote for     NOMINEES: KENNETH TUCHMAN
an individual nominee, strike a line through                  JAMES BARLETT
the nominee's name at right.)                                 ROD DAMMEYER
                                                              GEORGE HEILMEIER
                                                              MORTON MEYERSON
-------------------------------------------                   ALAN SILVERMAN

                                                   FOR     AGAINST     ABSTAIN
2. Ratification of the appointment of Arthur       / /       / /         / /
   Andersen LLP as the Company's independent auditors

Do you plan to attend the Annual Meeting?          / /                  / /
                                                   YES                  NO

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSAL 2.


SIGNATURE(S)__________________________________________________ DATE ___________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY                                                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TELETECH HOLDINGS, INC.


    The undersigned, having received Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH TUCHMAN and JAMES KAUFMAN, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC. owned of record by the undersigned at the 2001 Annual Meeting of Stockholders to be held at Wells Fargo Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203, on May 24, 2001, at 10:00 a.m., local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his sole discretion are further authorized to vote on other matters which may properly come before the 2001 Annual Meeting and any adjournments or postponements thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                          (PLEASE SIGN ON OTHER SIDE)